  EXHIBIT 99.2

575 Lexington Ave 4th Floor

New York, NY 10022

P: (866) 928 - 5070

F: (516) 223-2894

A publicly-traded company stock symbol HISP

January 18, 2018

Dear Fellow Shareholders:

During 2017, Hispanica International, Inc. (HISP), dba Hispanica international Delights of America, Inc, achieved the following milestones:

1) We paid off two Convertible Debt Notes with institutional investors, and prevented dilution from convertibility, which would have otherwise occurred.

2) We acquired the Victoria’s Kitchen Brand, a SharkTank® featured company, to enhance our product offerings to a higher end segment.

3) We generated over $1M in the first quarter of our current fiscal year, our highest quarter to date.

4) Our recent second quarter showed a 17% gain in revenues from the comparable quarter year ago.

5) We signed a purchase agreement to acquire The Giant audit Beverage Company, Inc. in our home territory of New York City. The final stages of the Giant audit are being completed. Our goal with the Giant acquisition is to double the size of our business and provide growth opportunities.

6) We have engaged a new marketing team to finalize our current product developments as well revamping our social media outlets, including our website.

Finally, HISP will continue efforts to seek the best opportunities to enhance shareholder value by driving more revenues through our existing businesses as well striving to achieve a positive EBIDTA within the current calendar year.

Improving Current Products

Coming into 2017, our proprietary product portfolio consisted of only one SKU. Despite the limitations of our own product lines, we still generated nearly a half a miUion in revenues.We will strive to continue that growth and have been working diligently with some of the top flavor finns and contract manufacturers to help us increase the product line of our flagship brands.I am pleased to announce that we are nearly at the end of our product development cycle and anticipate launching a whole new line of products on time for the higher selling seasons of Spring and Summer.

Upcoming Products...

Acquiring the Victoria's Kitchen® brand has gained us access to vendors and customers of nationally recognized retail channels that will be vital for success of our new products as well as the expansion of our cmrent brands. Consistent with our focus on health conscience consumers, we will strive to make our products the best inthe market place innot only tastes but also functionality. Lower insugar and calories,our focus is not solely on all-natural products but also healthier drinks and eventually snacks.

Strategy For 1018

Om goal is that 2018 will be a significant turning point for the company. We are about to launch a whole new series ofbrands and products into multiple channels of distribution, both directly and indirectly, through other industry wholesalers to create shareholder value. We are also woiking together with strategic partners that have a proven track records of successful investments in emerging growth industries.

Closing Remarks

We want to thank our existing and future shareholders for participating in our vision. lllSP's management will do everything within its means to execute its business model to its full conclusion. Our cotporate vision is to be a multifaceted company with assets in the beverage and snack industry top brands. Our goal is also to participate in value opportunities in non-related industries. We are positioned to enter our next phase of sustainable growth and progress, engaging in strategic alliances and altematives, and the enhancement of current business operations. We welcome all inquiries through our info@hidainc.com address and we hope that you share our story of opportunity as a member of our shareholder family.

Sincerely,

Bispaniea International Delights of Am.erieaInc.

By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chairman and Chief Executive Officer

FORWARD-LOOKING STATEMENTS

All statements, other than statements of historical facts included herein, including without limitation, statements regarding financial position, business strategy, growth strategy md other plans 8Dd objectives for future operations, are forward-looking statements as such term is defined in the Private Securities Litigation Refonn Act of 1995. The words “anticipate,”“believe,”“estimate,”“expect,”‘‘intend,”‘‘plan,” and similar expressions that may tend to suggest a future event or outcome are not guarantees of perfonnance, which cannot be predicted or anticipated. These forward-looking statements are based largely on expectations and assumptions which are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from these forward-looking statements.